SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) January 26, 2005

AMERISERV FINANCIAL, Inc.

(exact name of registrant as specified in its charter)

Pennsylvania        0-11204        25-1424278

(State or other     (commission    (I.R.S. Employer

jurisdiction        File Number)   Identification No.)

of Incorporation)

Main and Franklin Streets, Johnstown, Pa.  15901

(address or principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: 814-533-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities

Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange

Act (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 240.13e-4c))

Form 8-K

Item 5.03 Amendments to Articles of Incorporation or Bylaws, Change in Fiscal Year.

AMERISERV FINANCIAL Inc. (the "Registrant") at its January 20, 2005 Board of Directors meeting approved amendments to Section 2.3 of the Corporations Bylaws.  This amendment allows the Board to appoint the Chief Executive Officer (CEO) of the Corporation to the Board, while maintaining the limit of 15 independent Directors.  This provision also provides that the CEO be a member of the Board only for so long as he/she holds such position.  The Company expects that Allan R. Dennison, President and CEO, will be appointed to the Board of Directors effective as of January 28, 2005.  For a more detailed description of the announcement see the Bylaws Section attached as Exhibit #99.1.

Exhibits

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Exhibit 99.1

The amended Bylaws section 2.3 Number; Term; Vacancies.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, Inc.

By /s/Jeffrey A. Stopko

Jeffrey A. Stopko

Senior Vice President

& CFO

Date: January 26, 2005

Exhibit 99.1

Section 2.3     Number; Term; Vacancies...  The classification, election and appointment, term of office and removal from office of directors shall be in accordance with and governed by the provisions of Article Seventh of the Articles of Incorporation of this Corporation which provisions are incorporated herein with the same effect as if fully set forth in the Bylaws of the Corporation and applicable law.  The maximum number of directors on the Board of Directors shall not exceed 15 directors who are not officers of the Corporation or a subsidiary or affiliate of the Corporation plus the Chief Executive Officer of the Corporation and shall by attrition be reduced to a maximum of 9 directors who are not officers of the Corporation or a subsidiary or affiliate of the Corporation plus the Chief Executive Officer in the interests of reducing expenses and maximizing efficiency.  If the Chief Executive Officer of the Corporation thereafter ceases to hold such office, then the Board of Directors may declare such director’s position vacant and such declaration shall be proper cause under Section 1726(b) of the Pennsylvania Business Corporation Law or any successor statute or provision.  The Board of Directors may appoint each year such number of advisory directors or directors emeritus as the Board of Directors may from time to time determine.